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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549





                                       FORM 8-K





                                    Current Report

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


                  Date of Report (Date of Earliest Event Reported):
                                    March 27, 1998



                            AMARILLO MESQUITE GRILL, INC.
                             (Exact Name of Registrant as
                              Specified in its Charter)


                                       0-12145
                               (Commission File Number)

            Kansas                                                  48-0936946
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)


                                      Suite 200
                                 302 North Rock Road
                                Wichita, Kansas  67206

                                    (316) 685-7286
                            (Registrant's Telephone Number
                                 Including Area Code)

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 27, 1998, the Company acquired 520 shares of common stock of AMG, Inc. from C. Howard Wilkins, Jr. (a director of the Company), Robert A. Geist (a greater than 10% stockholder of the Company), Andres Mouland (an officer and director of the Company) and Tom Devlin. The Company, prior to the acquisition, owned 480 shares of the common stock of AMG, Inc. AMG, Inc. is a Kansas corporation which was formed by Messrs. Wilkins, Geist and the Company for the sole purpose of constructing and operating Amarillo Mesquite Grill restaurants in the cities of Muskogee, Oklahoma, Wichita, Kansas and Manhattan, Kansas. The Company issued to the stockholders of AMG, Inc. an aggregate of 450,000 restricted shares of the Company's common stock in exchange for their shares of AMG, Inc. The purchase price for the assets was determined by arms-length negotiations. This transaction resulted in AMG, Inc. becoming a wholly owned subsidiary of the Company.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

A)   FINANCIAL STATEMENTS OF AMG, INC.

     Due to the recent completion of the above-described transaction, it is not practical to file the required historical financial information at this time. The Company will file the required historical financial statements with the Commission as soon as they are available.

B)   PRO FORMA FINANCIAL INFORMATION

     Due to the recent completion of the above-described transaction, it is not practical to file the required pro forma financial information at this time. The Company will file the required pro forma financial statements with the Commission as soon as they are available.

C)   EXHIBITS

     EXHIBIT NO.                   DESCRIPTION

     10.1 Agreement dated February 23, 1998 between the Company and Robert A. Geist, C. Howard Wilkins, Jr., the Wilkins Family Foundation, Inc., General Resources, L.P., Tom Devlin and Andres Mouland.






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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   AMARILLO MESQUITE GRILL, INC.

Date:    April 8, 1998             By: /s/ Linn F. Hohl
                                       ---------------------------
                                   Linn F. Hohl, Vice President of
                                   Finance











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